UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2011

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

William Lyon Homes, Inc. (the “Borrower”), a California corporation and subsidiary of William Lyon Homes (the “Company”), is a party to that certain Senior Secured Term Loan Agreement (the “Loan Agreement”), dated October 20, 2009, by and among the Borrower, ColFin WLH Funding, LLC (“ColFin”) and the other lenders party thereto (collectively, with ColFin, the “Lenders”), pursuant to which the Lenders have advanced $206,000,000 to the Borrower as a term loan.

Effective September 16, 2011, the Borrower and ColFin (on behalf of itself and the other Lenders) entered into a Second Amendment and Waiver No. 3 to Senior Secured Term Loan Agreement (the “Waiver”) related to the Loan Agreement.

Under the Waiver, the Lenders have waived any potential default related to the minimum tangible net worth covenants in the Loan Agreement. The Waiver also provided for technical amendments to certain definitions and covenants in the Loan Agreement, and provided a right of first refusal to ColFin with respect to certain potential future financings of the Borrower. The Waiver shall be effective until October 7, 2011, subject to certain terms and conditions.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “hopes”, and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company actions, which may be provided by management are also forward-looking statements as defined in the Act. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, the Company, economic and market factors and the homebuilding industry.

Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated September 20, 2011

By:	/S/ COLIN T. SEVERN
Colin T. Severn Vice President, Chief Financial Officer and Corporate Secretary